Exhibit 99.1

Conference Call and Webcast

Today, November 13, 2026 at 4:30 p.m. ET

(800) 715-9871 or +1 (646) 307-1963, conference ID 1613596 or

www.bbgi.com

Replay information provided below

CONTACT:
Jennifer Williams	Ilana Goldstein
VP of Communications	Director, IR & Corp. Dev.
Beasley Broadcast Group, Inc.	Beasley Broadcast Group, Inc.
239/263-5000 or Jennifer.Williams@bbgi.com	212/835-8500 or ilana@bbgi.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER REVENUE OF $42.8 MILLION

NAPLES, Florida, November 13, 2026 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended September 30, 2026. For further information, the Company has posted a presentation to its website regarding the first quarter highlights and accomplishments that management will review on today’s conference call.

Third Quarter Financial Highlights

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026
Net revenue	$51.0	$42.8	$152.9	$129.5
Operating income (loss)	(0.5)	(12.8)	2.1	(3.8)
Net income (loss)	(3.6)	(12.1)	(6.4)	75.4
Net income (loss) per diluted share	(1.97)	(6.52)	(3.56)	(40.99)
Adjusted EBITDA (non-GAAP)	$3.9	$1.3	$9.7	$5.4

Third Quarter 2026 Highlights

•
Revenue from new business accounted for 14% of net revenue
•
Local revenue, including digital packages sold locally, accounted for 76% of net revenue and declined 6% year-over-year
•
Digital revenue was $9.8 million, down 24% year-over-year and down 12% on a same-station basis
•
Digital revenue accounted for 23% of net revenue, or 24% of net revenue, excluding political
•
Digital segment operating margin was 32%, up from 21% in Q3’25

During the third quarter of 2026, Beasley continued to advance its strategic priorities of rebuilding core revenue, expanding digital profitability, and strengthening its balance sheet through disciplined deleveraging and portfolio optimization. Building on the comprehensive debt restructuring completed in May, the Company raised gross proceeds of approximately $4.6 million through a registered direct offering and concurrent private placement in September. Subsequent to quarter-end, Beasley completed the sale of two radio stations and two parcels of real estate, generating more than $10 million in net proceeds for the four assets sold. These actions further strengthened the Company's financial position, reducing the outstanding principal amount of first-lien notes to approximately $3.6 million and providing additional flexibility to execute its long-term operating strategy.

Beasley Broadcast Group, 11/13/2026	page 2

Net revenue during the three months ended September 30, 2026 of $42.8 million decreased 16.1%, or 10.2% on a same-station basis, reflecting continued weakness in traditional national and local agency advertising. These declines were partially offset by a 7% increase in local direct revenue on a same-station basis and contributions from political advertising. Digital revenue declined 12.3% on a same-station basis during the quarter, although year-to-date same-station digital revenue increased 4.4%. Importantly, digital operating margins expanded to approximately 32%, compared with 21% (or 26% on a same-station basis) in the prior-year period, reflecting continued progress toward a more efficient, higher-margin digital business.

Operating expenses, excluding corporate expenses, depreciation and amortization, declined approximately $7.0 million, or 15.1% year-over-year, reflecting the continued benefits of structural cost reduction initiatives implemented over the past two years. On a same-station basis, operating expenses declined approximately $3.7 million. The third quarter reflected a more complete benefit from the Company's most recent expense reduction initiatives implemented in May 2026, demonstrating the ongoing impact of its efforts to establish a more efficient and sustainable operating model.

Station Operating Income totaled approximately $3.6 million, representing an SOI margin of 8.5%. Corporate expenses totaled approximately $3.9 million, compared with $2.2 million in the prior-year period, reflecting restructuring, financing, and strategic transaction-related costs, as well as the absence of a prior-year franchise tax benefit. Excluding applicable nonrecurring items, corporate expenses were approximately $2.8 million.

Adjusted EBITDA was approximately $1.3 million for the third quarter of 2026, compared with $3.9 million in the prior-year period. While profitability continued to reflect pressure from lower advertising revenue, the Company's structural expense reductions meaningfully reduced the impact on operating performance.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said:

“While the advertising environment remains challenging, our third-quarter results demonstrate the tangible progress we are making in building a more efficient and financially resilient company. The structural cost reductions implemented over the past two years are helping us protect profitability amid continued revenue pressure, while our digital business is generating stronger operating margins. We are encouraged by the growth in local direct advertising and remain focused on rebuilding revenue, improving sales productivity, and expanding the higher-margin products and services that we believe will support sustainable growth.”

“Looking ahead, our priorities remain clear: stabilize and rebuild core revenue, expand digital profitability, improve free cash flow generation, and continue reducing leverage. While there is more work ahead, we believe the actions we have taken have established a stronger operating and financial foundation. As we enter the next phase of our transformation, we remain focused on translating these improvements into more consistent financial performance and creating long-term value for our stockholders.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 13, 2026 at 4:30 p.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial (800) 715-9871 or +1 (646) 307-1963 conference ID 1613596 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 2:30 p.m. ET on Friday, November 13, 2026. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United

Beasley Broadcast Group, 11/13/2026	page 3

States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 47 AM and FM stations in the following large- and mid-size markets in the United States: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 17 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or ir@bbgi.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates, gains on dispositions and gain on debt restructure. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA” for additional information.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Same station revenue and same station operating expenses exclude revenue or operating expenses, as applicable, from all divestitures and other operations that were exited in the prior 12 months. These measures provide investors with a clearer view of core business performance by eliminating the impact of portfolio changes and enabling more meaningful year-over-year comparisons. By isolating the performance of continuing operations, same station results offer greater transparency into underlying trends, operational execution, and the effectiveness of strategic initiative.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
our ability to comply with the continued listing standards of Nasdaq and remain listed on Nasdaq and make periodic filings with the SEC;
•
risks from health epidemics, natural disasters, terrorism, and other catastrophic events;
•
adverse effects of inflation;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;

Beasley Broadcast Group, 11/13/2026	page 4

•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to adapt or respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the Federal Communications Commission (“FCC”) or new legislation affecting the audio industry;
•
increases in royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
impairment of our FCC licenses;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes, extreme weather and other climate change conditions on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
modifications or interruptions of our information technology infrastructure and information systems;
•
the loss of key executives and other key employees;
•
our ability to identify, consummate and integrate acquired businesses and stations;
•
our Class A common stock has been subject to immediate and substantial dilution and other risks in connection with our recent equity offerings and may be subject to immediate and substantial dilution and other risks in connection with any potential future equity offerings;
•
risks related to provisions of the pre-funded warrants or common warrants, including adverse effects on the market price of our Class A common stock and financings;
•
risks related to our ability to continue as a going concern for at least one year from the date of issuance of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC at www.sec.gov, or our website at www.bbgi.com. All information in this release is as of November 13, 2026, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

Beasley Broadcast Group, 11/13/2026	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Income (Loss) - Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Net revenue	$50,977,046	$42,759,161	$152,889,222	$129,473,598
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	46,084,806	39,120,809	136,076,265	120,099,610
Corporate expenses (including stock-based compensation)	2,161,204	3,852,356	9,949,909	9,740,900
Depreciation and amortization	1,530,090	1,616,541	4,771,435	4,898,815
FCC licenses impairment losses	—	13,066,200	—	13,066,200
Other operating expenses	2,156,103	—	2,156,103	—
Gain on dispositions	(418,481)	(2,048,166)	(2,116,709)	(14,509,643)
Total operating expenses	51,513,722	55,607,740	150,837,003	133,295,882
Operating income (loss)	(536,676)	(12,848,579)	2,052,219	(3,822,284)
Non-operating income (expense):
Interest expense	(3,279,031)	(1,305,212)	(9,954,445)	(6,056,350)
Gain on debt restructure	—	—	—	91,785,121
Gain on repurchase of long-term debt	—	—	525,000	—
Other income (expense), net	(108,078)	483,876	(632,934)	645,521
Income (loss) before income taxes	(3,923,785)	(13,669,915)	(8,010,160)	82,552,008
Income tax expense (benefit)	(315,153)	(1,570,741)	(1,598,890)	7,057,466
Net income (loss) before equity in earnings of unconsolidated affiliates	(3,608,632)	(12,099,174)	(6,411,270)	75,494,542
Equity in earnings of unconsolidated affiliates, net of tax	51,929	2,132	10,571	(83,364)
Net income (loss)	$(3,556,703)	$(12,097,042)	$(6,400,699)	$75,411,178
Basic net income (loss) per Class A and Class B common share	$(1.97)	$(6.52)	$(3.56)	$41.27
Diluted net income (loss) per Class A and Class B common share	$(1.97)	$(6.52)	$(3.56)	$40.99
Basic weighted-average common shares outstanding	1,804,027	1,856,664	1,796,981	1,825,822
Diluted weighted-average common shares outstanding	1,804,027	1,856,664	1,796,981	1,838,236

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31,	September 30,
	2025	2026
Cash and cash equivalents	$9,937	$16,478
Working capital	230	(95,079)
Total assets	299,288	268,845
Long-term debt, net of unamortized debt issuance costs	235,287	32,014
Stockholders' equity (deficit)	$(49,330)	$31,417

Selected Statement of Cash Flows Data – Unaudited

	Nine months ended
	September 30,
	2025	2026
Net cash used in operating activities	$(5,312,411)	$(15,425,180)
Net cash provided by investing activities	6,878,372	25,120,086
Net cash used in financing activities	(1,002,042)	(3,153,781)
Net increase in cash and cash equivalents	$563,919	$6,541,125

Beasley Broadcast Group, 11/13/2026	page 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Net income (loss)	$(3,556,703)	$(12,097,042)	$(6,400,699)	$75,411,178
Interest expense	3,279,031	1,305,212	9,954,445	6,056,350
Income tax expense (benefit)	(315,153)	(1,570,741)	(1,598,890)	7,057,466
Depreciation and amortization	1,530,090	1,616,541	4,771,435	4,898,815
EBITDA	937,265	(10,746,030)	6,726,291	93,423,809
Severance expenses	975,623	412,500	2,014,736	2,476,063
Non-recurring expenses	97,432	1,046,297	592,393	3,109,860
Stock-based compensation expenses	52,179	38,365	227,407	142,472
FCC licenses impairment losses	—	13,066,200	—	13,066,200
Other operating expenses	2,156,103	—	2,156,103	—
Gain on dispositions	(418,481)	(2,048,166)	(2,116,709)	(14,509,643)
Gain on debt restructure	—	—	—	(91,785,121)
Gain on repurchase of long-term debt	—	—	(525,000)	—
Other (income) expense, net	108,078	(483,876)	632,934	(645,521)
Equity in earnings of unconsolidated affiliates, net of tax	(51,929)	(2,132)	(10,571)	83,364
Adjusted EBITDA	$3,856,270	$1,283,158	$9,697,584	$5,361,483

Calculation of Same Station Net Revenue and Operating Expenses – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Net revenue	$50,977,046	$42,759,161	$152,889,222	$129,473,598
Fort Myers	(1,742,321)	8,358	(5,595,893)	(290,649)
Augusta (WGUS-FM)	—	—	(1,612)	—
Tampa (WPBB-FM)	(302,842)	—	(968,963)	—
Digital	(1,320,453)	—	(4,917,984)	—
Outlaws	(4,579)	—	(4,579)	—
Same station net revenue	$47,606,851	$42,767,519	$141,400,191	$129,182,949

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Operating expenses	$46,084,806	$39,120,809	$136,076,265	$120,099,610
Fort Myers	(1,410,088)	(60,964)	(4,660,720)	(1,341,497)
Tampa (WPBB-FM)	—	—	—	—
Digital	(1,887,771)	—	(5,902,306)	—
Outlaws	(6,712)	—	(6,712)	—
Same station operating expenses	$42,780,235	$39,059,845	$125,506,527	$118,758,113

Calculation of Same Station Audio Net Revenue and Audio Operating Expenses – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Audio net revenue	$38,030,320	$32,938,992	$116,002,560	$97,293,487
Augusta (WGUS-FM)	—	—	(1,612)	—
Fort Myers	(1,317,982)	8,358	(4,385,187)	(217,301)
Tampa (WPBB-FM)	(302,842)	—	(968,963)	—
Same station audio net revenue	$36,409,496	$32,947,350	$110,646,798	$97,076,186

Beasley Broadcast Group, 11/13/2026	page 7

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Audio operating expenses	$35,863,262	$32,440,367	$107,353,557	$94,517,559
Fort Myers	—	—	—	—
Tampa (WPBB-FM)	—	—	—	—
Same station audio operating expenses	$35,863,262	$32,440,367	$107,353,557	$94,517,559

Calculation of Same Station Digital Net Revenue and Digital Operating Expenses – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Digital net revenue	$12,946,726	$9,820,169	$36,886,662	$32,180,111
Fort Myers	(424,339)	—	(1,210,706)	(73,348)
Digital	(1,320,453)	—	(4,917,984)	—
Outlaws	(4,579)	—	(4,579)	—
Same station digital net revenue	$11,197,355	$9,820,169	$30,753,393	$32,106,763

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2026	2025	2026
Digital operating expenses	$10,221,544	$6,680,442	$28,722,708	$25,582,051
Fort Myers	—	—	—	—
Digital	(1,887,771)	—	(5,902,306)	—
Outlaws	(6,712)	—	(6,712)	—
Same station digital operating expenses	$8,327,061	$6,680,442	$22,813,690	$25,582,051